UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 4, 2006
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
     On February 4, 2006, the Organization and Compensation Committee (the “Compensation Committee”) of the Board of Directors of Visteon Corporation (“Visteon”) authorized payments to Visteon’s eligible employees of long-term incentive performance cash awards. These awards cover the performance period of 2003 through 2005, and originally were made in 2003 pursuant to the Visteon Corporation 2004 Incentive Plan (formerly known as the 2000 Incentive Plan, the “Incentive Plan”). The final amounts that actually will be paid, as authorized by the Compensation Committee, were not discretionary, but rather are based on Visteon’s performance over the performance period with respect to meeting a certain product quality metric established in 2003 at the time of the original awards. Threshold performance of a return-on-assets metric established in 2003 at the time of the original awards was not achieved, and, thus, no payments in respect of approximately 75% of each participants total target cash award will be made. The following table sets forth the 2003-2005 long-term incentive performance cash payouts for those current executive officers of Visteon who are expected to appear as the “named executive officers” in Visteon’s 2006 proxy statement (the “Named Executives”):

	Performance
Name and Position	Period	LTI Cash Payout(1)
Michael F. Johnston Chairman and Chief Executive Officer	2003-2005	$544,950
Dr. Heinz Pfannschmidt Executive Vice President and President, Europe & South America	2003-2005	€133,592

(1)	These cash payments are expected to be made February 2006.
     Further, the Compensation Committee determined that no cash bonus payments would be made in connection with the 2005 Annual Incentive awards made pursuant to the Incentive Plan because Visteon did not achieve the threshold performance with respect to either a profit-before-tax metric or a free cash flow metric for fiscal-year 2005 established at the time of the original awards.

     On February 4, 2006, the Compensation Committee approved the performance criteria and relative weighting of each criterion that will be used to determine awards to eligible employees other than the Chairman and Chief Executive Officer pursuant to the annual incentive program for the 2006 fiscal year (the “2006 Annual Incentive”) and the long-term incentive program for the 2006-2008 performance period (the “2006-2008 Long-Term Incentive”), each in accordance with the terms of the Incentive Plan. On February 9, 2006, based on the recommendations of the Compensation Committee, all of the non-employee directors of Visteon approved the performance criteria and relative weighting of each criterion for the 2006 Annual Incentive and the 2006-2008 Long-Term Incentive for the Chairman and Chief Executive Officer.
     Pursuant to the 2006 Annual Incentive, certain key employees other than the Chairman and Chief Executive Officer are eligible to receive a cash bonus based on Visteon’s financial performance relative to a target earnings before interest and taxes (excluding certain non-cash impairment and other restructuring charges) (“EBIT”) metric and a target free cash flow metric. Fifty percent (50%) of each eligible employee’s award will be based on the EBIT metric and fifty percent (50%) will be based on the free cash flow metric. The Chairman and Chief Executive Officer is eligible to receive a cash bonus pursuant to his 2006 Annual Incentive solely based on Visteon’s financial performance relative to a target earnings before interest and taxes metric. The following table sets forth the 2006 Annual Incentive opportunity for the Named Executives:

Target
2006 Annual Incentive Award as
Name and Position	a Percentage of Base Salary(1)
Michael F. Johnston Chairman and Chief Executive Officer	130%
Donald J. Stebbins President and Chief Operating Officer	90%
James F. Palmer Executive Vice President and Chief Financial Officer	65%
Dr. Heinz Pfannschmidt Executive Vice President and President, Europe & South America	60%
William G. Quigley III Vice President, Corporate Controller and Chief Accounting Officer	50%

(1)	Payments will be based on the base salary of the recipient as of December 31, 2006. Final payments may be adjusted based on the recipient’s achievement of individual performance goals. There is no maximum limit on the amount that may be paid in respect of a 2006 Annual Incentive award, except that the Incentive Plan limits the amount payable in respect of all performance cash awards to any Named Executive during a calendar year to $10 million.

     The 2006-2008 Long-Term Incentive is comprised of several components designed to retain key employees and to further align the interests of employees with Visteon’s long-term business objectives and the interests of stockholders. For officers of Visteon, 25% of their total 2006-2008 Long-Term Incentive opportunity is awarded in the form of stock appreciation rights and an additional 25% of the total is awarded in the form of restricted stock units. As a result, on February 6, 2006 and February 9, 2006, Visteon granted stock appreciation rights, with an exercise price equal to the fair market value of Visteon’s common stock on such date and vesting ratably over three years, and restricted stock units, which will be paid in cash after three years based on the fair market value of Visteon’s common stock on such date, to each of the Named Executives. In addition, 37.5% of the total 2006-2008 Long-Term Incentive opportunity is awarded in the form of a cash bonus based on Visteon’s financial performance relative to a target return on assets metric at the end of the 2006-2008 performance period. Finally, 12.5% of the total 2006-2008 Long-Term Incentive opportunity is awarded in the form of a cash bonus based on Visteon’s performance relative to a target product quality metric at the end of the 2006-2008 performance period. The following table sets forth the total 2006-2008 Long-Term Incentive opportunity for the Named Executives:

Target 2006-2008
Long-Term Incentive Award
Name and Position	as a Percentage of Base Salary(1)
Michael F. Johnston Chairman and Chief Executive Officer	475%
Donald J. Stebbins President and Chief Operating Officer	350%
James F. Palmer Executive Vice President and Chief Financial Officer	250%
Dr. Heinz Pfannschmidt Executive Vice President and President, Europe & South America	175%
William G. Quigley III Vice President, Corporate Controller and Chief Accounting Officer	120%

(1)	Cash payments will be based on the base salary of the recipient as of December 31 of the fiscal year preceding payment. There is no maximum limit on the amount that may be paid in respect of the performance-based cash bonus components of a 2006-2008 Long-Term Incentive award, except that the Incentive Plan limits the amount payable in respect of all performance cash awards to any Named Executive during a calendar year to $10 million.

     Also on February 4, 2006, the Compensation Committee approved increases in the 2006 annual base salary rates for the following Named Executives:

	2006 Annual Base	2005 Annual Base
Name and Position	Pay Rate	Pay Rate
Donald J. Stebbins President and Chief Operating Officer	$ 890,000	$ 850,000
James F. Palmer Executive Vice President and Chief Financial Officer	$ 775,000	$ 735,000
William G. Quigley III Vice President, Corporate Controller and Chief Accounting Officer	$ 370,000	$ 350,000
     On February 9, 2006, the Board of Directors of Visteon, upon the recommendation of the Corporate Governance and Nominating Committee, which, in consultation with an outside compensation consultant, conducted a competitive pay analysis, approved changes to the compensation for Visteon’s non-employee directors. Effective on such date, non-employee directors will receive an annual retainer of $70,000 and, subject to shareholder approval at the 2006 annual meeting, an annual restricted stock unit award of $70,000. In addition, committee chairs will receive an additional annual committee retainer of $10,000, except the Chair of the Audit Committee who will receive $15,000. Also, members of the Audit Committee other than the Chair will receive a $10,000 annual committee retainer. Previously, non-employee directors received an annual retainer of $40,000 plus an additional $10,000 annual committee retainer for each committee on which they served, as well as $500 ($1,000 for Audit Committee meetings) for each committee meeting in which they participated. Annually, non-employee directors also received a grant of 3,000 shares of restricted stock, which would be eliminated upon shareholder approval of the increase in the restricted stock unit award discussed above.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: February 9, 2006	By:	/s/ John Donofrio

John Donofrio Senior Vice President and General Counsel